UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13(a) or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 18, 2003

NetNation Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26881	33-0803438
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1410 - 555 West Hastings Street
Vancouver, British Columbia, Canada	V6B 4N6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 604.688.8946

None
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

NetNation Communications, Inc. announced that it has finalized the price per share for its planned merger with Hostway Corporation. Based on NetNation’s cash position at June 30, 2003, the post-consolidated price is US$1.65 per share for all of NetNation’s outstanding shares.

Under the terms of the merger agreement, NetNation shareholders receive US$1.65 per share, plus or minus US$0.025 per share for each full US$152,000 change in NetNation’s cash from March 31, 2003 to June 30, 2003. An increase in cash would correspond to an increase in share price, while a decrease in cash would correspond to a decrease in share price. At no time would the share price go below US$1.575 per share. NetNation announced the finalized price per share for its planned merger with Hostway in a news release dated July 18, 2003, a copy of which is attached as an exhibit hereto, and the text of which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	News Release dated July 18, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETNATION COMMUNICATIONS, INC.

Date: July 21, 2003	By:	/s/ Jag Gillan____
Jag Gillan
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	News Release dated July 18, 2003